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                                  NORMAN T. REYNOLDS
                                   ATTORNEY AT LAW
                                       MEDIATOR
                            909 FANNIN STREET, SUITE 1600
                                POST OFFICE BOX 131326
                              HOUSTON, TEXAS 77219-1326
                              TELEPHONE: (713) 651-0244
                              TELECOPIER: (713) 651-1132
                           E MAIL: 76125.722@COMPUSERVE.COM

                    July 1, 1996                         EXHIBIT 5

Alaska Apollo Resources Inc.
131 Prosperous Place
Suite 17-A
Lexington, Kentucky 40509-1844

    Re:  Form S-8 Registration Statement; Commission File No. 0-12185

Gentlemen:

    I have acted as counsel for Alaska Apollo Resources Inc. (the "Company") in connection with the registration by the Company of 683,812 shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

    In connection therewith, I have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

    Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

    1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

    2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Norman T. Reynolds

                                       Norman T. Reynolds